UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013

UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 West Federal Street, Youngstown, Ohio 44503-1203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed to amend the Current Report on Form 8-K filed on October 21, 2013 (the “Original 8-K”) by United Community Financial Corp. (“UCFC”) solely for the purpose of adding a description of the grant of stock options that Zahid Afzal was awarded upon his appointment to the Boards of Directors of UCFC and its wholly owned subsidiary, The Home Savings and Loan Company of Youngstown, Ohio (“Home Savings”). This Form 8-K/A does not amend or modify the Original 8-K in any other respect.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Pursuant to Mr. Afzal agreeing to join the Boards of Directors of UCFC and Home Savings, the Board of Directors of UCFC, at the recommendation of its Compensation Committee, awarded Mr. Afzal 4,000 stock options, at an exercise price of $3.83. The options vest in equal portions on each of December 31 of 2013, 2014 and 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By:	/s/ Jude J. Nohra
Jude J. Nohra, General Counsel & Secretary

Date: October 30, 2013